Exhibit 32.1


                          CERTIFICATION

I, Helena R. Santos, as Chief Executive Officer and Chief
Financial Officer of Scientific Industries, Inc. (the
"Company"), certify that:

1. I have reviewed this Annual Report on Form 10-KSB of the Company for the year ended June 30, 2007 (the "Annual Report");

2. Based on my knowledge, the Annual Report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by the Annual Report; and

3. Based on my knowledge, the financial statements, and other financial information included in the Annual Report, fairly present in all material respects the financial condition, results of operations and cash flows of the Company as of, and
for, the       periods presented in the Annual Report.

[Items 4, 5, and 6 omitted pursuant to the transition provisions of Release No. 34-46427.]

Date:  September 28, 2007


/s/ Helena R. Santos
Helena R. Santos
Chief Executive Officer and Chief Financial Officer